UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2016, Flotek Industries, Inc. (the “Company”) and H. Richard Walton entered into an Employment Agreement (the “Walton Employment Agreement”), effective as of January 1, 2016, pursuant to which Mr. Walton will serve as Chief Financial Officer Emeritus of the Company.

The Walton Employment Agreement (i) provides for a term of employment until the earlier of (1) December 31, 2016, (2) Mr. Walton’s resignation with or without Good Reason (as defined in the Walton Employment Agreement) or Mr. Walton’s death or disability, or (3) termination by the Company with or without Cause (as defined in the Walton Employment Agreement); (ii) provides that, upon termination of Mr. Walton’s employment by the Company without Cause or by Mr. Walton with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, Mr. Walton will be entitled to receive severance compensation in an amount equal to three-fourths of the sum of his annual base salary and target bonus, payable at the end of each of the nine full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-ninth of such severance compensation; and (iii) contains certain non-competition and non-solicitation restrictions for a period of twenty-four months following the date of termination of employment with the Company.

Pursuant to the Walton Employment Agreement, Mr. Walton will earn an annual base salary of $330,000. In addition to the foregoing, Mr. Walton will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan and performance unit plan for the 2016 calendar year and reimbursement for certain expenses. The description of the Walton Employment Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.1 to this Form 8-K, which is incorporated by reference.

Also on January 1, 2016, the Company and Joshua A. Snively, Sr. entered into an Employment Agreement (the “Snively Employment Agreement”), pursuant to which Mr. Snively will serve as Executive Vice President, Research and Development, of the Company, and President of Florida Chemical Company, Inc., a Delaware corporation which is a subsidiary of the Company. The Snively Employment Agreement is effective as of January 1, 2016.

The Snively Employment Agreement (i) provides for a term of employment until the earlier of (1) December 31, 2018, (2) Mr. Snively’s resignation with or without Good Reason (as defined in the Snively Employment Agreement) or Mr. Snively’s death or disability, or (3) termination by the Company with or without Cause (as defined in the Snively Employment Agreement); (ii) provides that, upon termination of Mr. Snively’s employment by the Company without Cause or by Mr. Snively with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, Mr. Snively will be entitled to receive severance compensation in an amount equal to three-fourths of the sum of his annual base salary and target bonus, payable at the end of each of the nine full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-ninth of such severance compensation; and (iii) contains certain non-competition and non-solicitation restrictions for a period of twenty-four months following the date of termination of employment with the Company.

Pursuant to the Snively Employment Agreement, Mr. Snively will earn an annual base salary of $425,400. In addition to the foregoing, Mr. Snively will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan and performance unit plan and reimbursement for certain expenses. The description of the Snively Employment Agreement is qualified in its entirety by reference to the copy thereof filed as Exhibit 10.2 to this Form 8-K, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Walton Employment Agreement dated effective January 1, 2016

10.2	Snively Employment Agreement dated effective January 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 7, 2016	By:	/s/ Robert M. Schmitz
Robert M. Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Walton Employment Agreement dated effective January 1, 2016

10.2	Snively Employment Agreement dated effective January 1, 2016